UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2014

NGP CAPITAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Fannin, Suite 3800 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 752-0062

                                      Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2014, the Board of Directors of NGP Capital Resources Company (the “Registrant”) approved an amendment to Article II, Section 2 of the Registrant’s Amended and Restated Bylaws, effective immediately, to provide that the Registrant shall hold its annual meeting of stockholders on such date and at such time as determined by the Board of Directors each year.  Prior to this amendment, the Registrant’s Amended and Restated Bylaws provided that the annual meeting of stockholder shall be held on such date during the month of May as determined by the Board of Directors.

The Registrant’s Second Amended and Restated Bylaws reflecting this amendment are filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On April 22, 2014, the Registrant issued a press release to announce the Board of Director’s decision to delay the Registrant’s annual meeting until further notice and to provide an update on the process of evaluating strategic alternatives. The text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

 (d)  Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of NGP Capital Resources Company, effective April 17, 2014.
99.1	Press Release dated April 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP Capital Resources Company

By: /s/ L. Scott Biar
L. Scott Biar
Chief Financial Officer

Date:  April 22, 2014

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of NGP Capital Resources Company, effective April 17, 2014.
99.1	Press Release dated April 22, 2014.